As filed with the Securities and Exchange Commission on November 13, 1998

                                                       Registration No. 33-95894
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          IMCLONE SYSTEMS INCORPORATED
             (Exact name of registrant as specified in its charter)

          Delaware                                             04-2834797
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                 180 Varick Street
                 New York, New York                               10014
       (Address of Principal Executive Offices)                 (Zip Code)

  ImClone Systems Incorporated 1986 Non-Qualified Stock Option Plan, As Amended
          ImClone Systems Incorporated 1986 Incentive Stock Option Plan
               Certain Warrants to Purchase Shares of Common Stock
                            (Full title of the plan)

                           ---------------------------

                              John B. Landes, Esq.
            Vice President, Business Development and General Counsel
                          ImClone Systems Incorporated
                                180 Varick Street
                            New York, New York 10014
                     (Name and address of agent for service)

                                 (212) 645-1405
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                           Lawrence A. Darby III, Esq.
                   Kaye, Scholer, Fierman, Hays & Handler, LLP
                                 425 Park Avenue
                          New York, New York 10022-3598

================================================================================

      On August 24, 1995, ImClone Systems Incorporated (the "Company") filed a registration statement on Form S-8 (Registration No. 33-95894) with the Securities and Exchange Commission. The registration statement registered a total of 4,090,220 shares of the Company=s Common Stock issuable under options issued or issuable under the ImClone Systems Incorporated 1986 Incentive Stock Option Plan, the ImClone Systems Incorporated 1986 Non-Qualified Stock Option Plan, and under certain stand-alone warrants issued by the Company to certain persons (the "Warrants").

      The Company hereby requests that 751,500 of the shares that remain subject to the Warrants be deregistered.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of November, 1998.

                                           IMCLONE SYSTEMS INCORPORATED

                                           By:________________________________*_
                                           Samuel D. Waksal
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                           Title                      Date
       ---------                           -----                      ----

_________________________*    Chairman of the Board            November 13, 1998
Robert F. Goldhammer          and Director

_________________________*    President, Chief Executive       November 13, 1998
Samuel D. Waksal              Officer and Director
                              (Principal Executive Officer)

_________________________*    Executive Vice President, Chief  November 13, 1998
Harlan W. Waksal              Operating Officer and Director

_________________________     Vice President of Finance and    November 13, 1998
Carl Goldfischer              Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)

_________________________*    Director                         November 13, 1998
Jean Carvais

_________________________*    Director                         November 13, 1998
Vincent T. DeVita, Jr.

_________________________*    Director                         November 13, 1998
Paul B. Kopperl

_________________________     Director                         November 13, 1998
William R. Miller

_________________________     Director                         November 13, 1998
David M. Kies

_________________________     Director                         November 13, 1998
Richard Barth

_________________________     Director                         November 13, 1998
John Mendelsohn

* By: /s/ John B. Landes
      -------------------
      John B. Landes
      Attorney-In-Fact